EXHIBIT 99.1



                             SUBSCRIPTION AGREEMENT

GCA Strategic Investment Fund Limited
c/o Prime Management Limited
Mechanics Building
12 Church Street

Hamilton HM 11
Bermuda

Riverview Group, LLC
666 Fifth Avenue
8th Floor
New York, New York

10103

Dear Sirs:

                 RE:         4% CONVERTIBLE NOTES AND COMMON
                             SHARE PURCHASE WARRANTS OF CRYSTALLEX
                             INTERNATIONAL CORPORATION
                 ---------------------------------------------------------------

         This letter sets out the terms of a financing by which you (the "Investor") have irrevocably agreed to subscribe, subject to the terms and conditions set forth herein, for an aggregate of up to U.S. $10,800,000 principal amount of 4% convertible notes ("Convertible Notes") and that number of warrants ("Warrants") to purchase common shares of the Company ("Common Shares") as set out herein, for an aggregate subscription price of up to U.S. $10,800,000.

         In this agreement "business day" means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario, Vancouver, British Columbia or the State of New York. If the day on or before which any action that would otherwise be required to be taken hereunder is not a business day, that action will be required to be taken on or before the requisite time on the next succeeding day that is a business day.

         Wherever in this agreement reference is made to generally accepted accounting principles or to "GAAP", such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.       DETAILS OF OFFERING
         -------------------

         Subject to the terms hereof, the closing shall take place on or before September 25, 2002 (the "Closing Date"). The securities to be purchased hereunder on the Closing Date shall consist of up to U.S. $10,800,000 principal amount of Convertible Notes, to be issued by the Company under and governed in accordance with the provisions of a note indenture (the "Note Indenture") to be entered into between the Company and CIBC Mellon Trust Company ("CIBC Mellon"), as trustee, and (ii) a number of Warrants of the Company, to be issued by the Company under and governed in accordance with the provisions of a warrant indenture (the "Warrant Indenture") to be entered into between the Company and CIBC Mellon, as warrant agent (each of such indentures are collectively referred to as the "Indentures"). The number of Warrants to be issued on the Closing Date shall be equal to 25% of the number of Common Shares that would be issued on conversion of the principal amount of Convertible Notes subscribed for if such Convertible Notes were converted in full on the Closing Date.

2.       RESALE RESTRICTIONS
         -------------------

         The Common Shares issuable upon conversion of the Convertible Notes and exercise of the Warrants will be subject to resale restrictions under the United States Securities Act of 1933, as amended (the "1933 Act") until the date upon which a resale registration statement on Form F-3 (the "Registration Statement") is declared effective (the "Effective Date") under the 1933 Act.

         The Convertible Notes, the Warrants and the Common Shares issuable upon conversion or exercise thereof are subject to resale restrictions under the applicable securities legislation of Canada and under the rules of The Toronto Stock Exchange. The Common Shares issued on conversion of the Convertible Notes or exercise of the Warrants may not be resold by the Investor on The Toronto Stock Exchange for a period of four months from the date of acquisition of such Convertible Notes or Warrants and may not be sold otherwise except if the resale of such Common Shares is registered under the 1933 Act or is made pursuant to an exemption from registration. Purchasers are advised to consult their own legal advisors in this regard.

         You, as the holder of the Convertible Notes and the Warrants (collectively, with the Common Shares underlying the Convertible Notes and the Warrants, the "Securities"), acknowledge and agree that (i) the Securities have not been registered with the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act and applicable state securities laws; (ii) the Securities cannot be sold or otherwise transferred unless registered under federal and applicable state securities laws or unless an exemption from registration is available under the federal and applicable state securities laws; (iii) the Convertible Notes and Warrants cannot be converted or exercised, respectively, unless the conversion or exercise is registered under the 1933 Act or is made pursuant to an applicable exemption from registration under the 1933 Act and until the Common Shares underlying the convertible Notes and the Warrants have been listed for issuance with the American Stock Exchange, Inc. (the "AMEX"); and (iv) accordingly, you may not readily liquidate or transfer the Securities. The Securities will bear, so long as appropriate, restrictive legends substantially similar to the following:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         The Convertible Notes and Warrants will bear, so long as appropriate, the following additional legend:

         THESE SECURITIES MAY NOT BE CONVERTED [EXERCISED] [BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE ACT)] [Include only for Regulation S sales.] UNLESS SUCH CONVERSION [EXERCISE] IS REGISTERED UNDER THE ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

         The legends set forth above shall be removed in connection with any resale of Common Shares pursuant to an effective registration statement under the 1933 Act or sooner if, in the opinion of counsel to the Company experienced in the area of United States securities laws, such legend is no longer required under applicable requirements of the 1933 Act (including judicial interpretation and pronouncements issued by the staff of the SEC). The Company agrees that it will provide you, upon request, with a substitute certificate or certificates, free from such legend at such time as such legend is no longer applicable.

3.       REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE COMPANY
         -----------------------------------------------------------

         The Company represents and warrants to the Investor and acknowledges that it is relying upon such representations and warranties in entering into this agreement and purchasing Convertible Notes and Warrants that:

         (a) the Company and each wholly-owned subsidiary ("subsidiary" having the meaning attributed to such term in the Canada Business Corporations Act) of the Company (each, a "Subsidiary") has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation, has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets in each of the jurisdictions in which it carries on its business or owns, leases or operates its properties or assets, except where any failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and the Company has all requisite power and authority to carry out its obligations under the Indentures and this agreement;

         (b) except as has been publicly disclosed by the Company, the Company and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licences, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

         (c) the Company has no subsidiaries other than the Subsidiaries. All the issued and outstanding shares in the capital of each Subsidiary have been validly allotted and issued and are outstanding as fully paid and non-assessable and no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities and warrants) for the purchase, subscription or issuance of any unissued shares, securities or warrants of any Subsidiary;

         (d) except as has been publicly disclosed by the Company, the Company is the direct or indirect beneficial owner of all the issued and outstanding securities in the capital of each Subsidiary, in each case free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities and warrants) for the purchase from the Company of any interest in any of the issued and outstanding securities in the capital of any Subsidiary;

         (e) no consent, approval, permit, authorization, order of or filing with any court or governmental agency or body in Canada or the United States is required by the Company for the execution and delivery of and the performance by the Company of its obligations under the Indentures and this agreement, except as may be required in order to qualify or register the Common Shares issuable upon conversion of the Convertible Notes and/or exercise of the Warrants under the securities legislation of the United States and the by-laws, rules and regulations of The Toronto Stock Exchange (the "TSE") and the AMEX (collectively, the "Exchanges");

         (f) none of the execution and delivery of the Indentures and this agreement, the performance by the Company of its obligations thereunder, the issuance of the Convertible Notes and the Warrants or the issuance of Common Shares on the conversion of the Convertible Notes or exercise of the Warrants will conflict with or result in a breach of (i) any statute, rule or regulation applicable to the Company; (ii) the securities legislation of the United States and the by-laws, rules and regulations of the Exchanges, except any consent, approval, permit, authorization, order or filing required under the securities legislation of Ontario, British Columbia or the United States and the by-laws, rules and regulations of the Exchanges which the Company is required hereunder to use its best efforts to obtain; (iii) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (iv) any material contract, agreement, or other document to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary is bound; or (v) any judgment, decree or order binding the Company or any of its Subsidiaries or the property or assets of the Company or its Subsidiary which, in the case of paragraphs (i), (iv) and (v), may have a material adverse effect on the Company or its Subsidiaries;

         (g) the audited consolidated financial statements of the Company for the period ended December 31, 2001:

                  (i) have been prepared in all material respects in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

                  (ii) present fairly the consolidated assets, liabilities and financial condition of the Company as at December 31, 2001 and the consolidated results of its operations and the changes in its financial position for the period then ended;

                  (iii) are in accordance with the books and records of the Company and its Subsidiaries as at December 31, 2001;

                  (iv) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Company on a consolidated basis for the period covered thereby; and

                  (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and its Subsidiaries;

         (h) the unaudited consolidated financial statements of the Company for the period ended June 30, 2002:

                  (i) have been prepared in all material respects in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

                  (ii) present fairly the consolidated results of its operations and the changes in its financial position for the period then ended;

                  (iii) are in accordance with the books and records of the Company and its Subsidiaries as at the period then ended;

                  (iv) contain and reflect all necessary adjustments for a fair presentation of the results of operations and the financial condition of the business of the Company on a consolidated basis for the period covered thereby; and

                  (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and its Subsidiaries;

         (i) at the Time of Closing, the Indentures and this agreement shall have been duly authorized, executed and delivered by the Company and each shall be legally valid and binding upon the Company and enforceable in accordance with its terms;

         (j) at the Time of Closing, all necessary corporate action will have been taken by the Company to authorize the issuance of the Convertible Notes and the Warrants issuable pursuant to this transaction and to allot, reserve and authorize the issuance of the underlying Common Shares which are issuable upon the due conversion or exercise of the Convertible Notes and Warrants, respectively, and upon conversion or exercise of the Convertible Notes or Warrants, respectively, the underlying Common Shares will be validly issued, fully paid and non-assessable;

         (k) at the Time of Closing, the authorized capital of the Company will consist of an unlimited number of Common Shares, an unlimited number of Class A Preference Shares and an unlimited number of Class B Preference Shares, of which 87,454,976 Common Shares and no Preference Shares were issued and outstanding as fully paid and non-assessable as at the close of business on September 24, 2002;

         (l) except as have been publicly disclosed, there are no actions, suits, proceedings, investigations or inquiries pending or, to the best of the knowledge, information and belief of the Company, threatened against or affecting the Company (or any Subsidiary) or any of their properties or assets at law or in equity or before or by any governmental or regulatory agency or board, domestic or foreign, which may, in any way, have a material adverse effect on the condition (financial or otherwise) of the business, properties, assets, capital, net worth, results of operations or business prospects of the Company and its Subsidiaries, taken as a whole, or which questions the validity of any actions taken or to be taken by the Company pursuant to or in connection with this agreement;

         (m) the Company and its Subsidiaries have timely filed all necessary tax returns and notices and have paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due; the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself or any of its Subsidiaries;

         (n) the Company is a "reporting issuer" not in default under the securities laws of British Columbia, Ontario, Quebec and Nova Scotia and has timely filed all forms and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required to be filed by it since it has become subject to the periodic reporting requirements thereunder and there is no material change in the affairs of the Company which presently requires disclosure under applicable securities laws which has not been so disclosed and no such disclosure has been made on a confidential basis since June 30, 2002 which has not subsequently been disclosed;

         (o) the Company does not employ any person such as to subject the Company to any potential liability under the Employee Retirement Income Security Act of 1974, as amended, of the United States ("ERISA"), and the execution and delivery of the Indentures and this Agreement and the issuance and sale of the Convertible Notes and Warrants and the issue of the underlying Common Shares issuable upon conversion or exercise of the Convertible Notes and Warrants respectively, hereunder and under the Indentures will not involve any non-exempt transaction that is subject to the prohibitions of section 406(a) of ERISA and in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the U.S. Internal Revenue Code (the "Code"). This representation is made in reliance upon and subject to the accuracy of the Investor's representation in Schedule "C" as to the sources of the funds used to pay the purchase price of the Convertible Notes and Warrants purchased or to be purchased by the Investor;

         (p) except as has been public disclosed by the Company, the Company and the Subsidiaries are conducting their respective businesses in compliance in all material respects with all applicable licensing and anti-pollution legislation, regulations or by-laws, environmental protection legislation, regulations or by-laws or other similar legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies which are applicable to the Company and its Subsidiaries. Except as has been public disclosed by the Company, the Company is not aware of any such legislation, regulations, by-laws or lawful requirement presently in force or proposed to be brought into force by any governmental or regulatory authority which the Company anticipates the Company or any Subsidiary will be unable to comply with without materially adversely affecting their respective businesses;

         (q) in addition to Common Shares issued and except for the Common Shares to be reserved and allotted in accordance with the transaction contemplated hereby, not more than 49,377,955 Common Shares are reserved for issuance for various reasons including for exercise of stock options, conversion of convertible debentures, finder's fees and exercise of warrants;

         (r) the Company currently meets, and will take all necessary action to continue to meet, the "registrant" requirements set forth in the general instruction 1A to Form F-3 under the 1933 Act;

         (s) the Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability of assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.       CONDITIONS OF CLOSING IN FAVOUR OF THE COMPANY
         ----------------------------------------------

         In connection with your purchase of Convertible Notes and Warrants, we require that you complete, sign and return to us Schedule "A" with respect to registration, delivery and closing instructions and Schedule "B" relating to non-distribution in the United States along with an executed copy of this subscription agreement as soon as possible. You also agree to deliver to the Company Schedules "A" and "B" in respect of each exercise of a Warrant and such other information as may reasonably requested by the Company. All Investor information in this Subscription Agreement and the Schedules hereto shall be true, complete and correct as of the date hereof, the Closing Date and the date of each conversion of a Convertible Note and exercise of a Warrant.

         As a further condition of your purchase of the Convertible Notes and Warrants, you agree to complete, execute and deliver a private placement questionnaire and undertaking in the form acceptable to the TSE, a copy of which is attached as Schedule "C".

         You undertake to execute and return to us all relevant documentation required by applicable securities legislation or stock exchange rules, as the sale of the Convertible Notes and Warrants to you will not be qualified by a prospectus, and you shall not be entitled to be registered as the holder of the Convertible Notes and Warrants nor to receive a certificate for them until you have complied with the undertaking.

         You agree to comply with all applicable securities laws concerning the purchase and the restrictions on resale of the Convertible Notes and Warrants and the Common Shares.

5.       CONDITIONS OF CLOSING IN FAVOUR OF THE INVESTOR
         -----------------------------------------------

         The following are the conditions of the Investor's obligation to close the purchase of the Convertible Notes and Warrants as contemplated hereby, which conditions are for its sole benefit and may be waived in writing in whole or in part and which conditions the Company covenants to exercise its best efforts to have fulfilled at or prior to the Time of Closing:

         (a) the Company will have made and/or obtained all necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities and stock exchanges required to be obtained by the Company prior to the Closing Date;

         (b) the common shares (the "Subject Securities") underlying the Convertible Notes and Warrants shall have been conditionally approved for listing on the TSE and the TSE shall have confirmed either orally or in writing that the Subject Securities will, as soon as possible following their issue, be posted or listed for trading on the TSE;

         (c) the Company's directors shall have authorized and approved this agreement, each of the Indentures, the issuance of the Convertible Notes, the Warrants and the Subject Securities and all matters related thereto;

         (d) the Company shall have delivered to the Investor the Convertible Notes and Warrants in accordance with the terms of this agreement and the Note Indenture and the Warrant Indenture;

         (e) the Investor shall have received a certificate, dated the Closing Date, signed by an officer of the Company and certifying (i) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the directors of the Company referred to in paragraph (c) above and (ii) the incumbency of the officers executing the closing documents;

         (f) it shall be the case that, and the Company will deliver to the Investor a certificate of the Company and signed on behalf of the Company by Marc J. Oppenheimer addressed to the Investor and dated the Closing Date, in form satisfactory to counsels to the Investor, certifying that:

                  (i) no order ceasing or suspending trading in any Securities of the Company or prohibiting the sale of the Convertible Notes, the Warrants, the Subject Securities or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the signer, threatened;

                  (ii) there has not been any disruption in the market for the Common shares of the Company (including, but not limited to, a material decrease in the trading price or trading volume of the common shares) or the United States stock markets as a whole since June 30, 2002;

                  (iii) the representations and warranties of the Company set forth herein and in each Indenture shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                  (iv) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this agreement and each Indenture to be performed, satisfied or complied with by the Company at or prior to the Closing Date, and, for greater certainty, there is no event of default under the Note Indenture or an event which, with the passage of time or the giving of notice or both, would constitute an event of default or default, as the case may be, under an Indenture;

                  (v) there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, condition, affairs, prospects, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole since June 30, 2002, and

                  (vi) the Company is a "reporting issuer" not in default under the securities laws of Ontario and has timely filed all forms and reports under the Exchange Act required to be filed by it since it has become subject to the periodic reporting requirements thereunder and there is no material change in the affairs of the Company which presently requires disclosure under applicable securities laws which has not been so disclosed and no such disclosure has been made on a confidential basis which has not been subsequently disclosed;

         (g) the Investor shall have completed to its reasonable satisfaction its periodic due diligence investigations of the Company; and

         (h) the Company will have caused a favourable legal opinion to be delivered by its counsel(s) with respect to such matters as the Investor may reasonably request relating to this transaction, acceptable in all reasonable respects to the Investor's counsels, including, without limitation, that:

                  (i) this agreement has been duly authorized, executed and delivered by the Company and is legally binding upon the Company and enforceable in accordance with its terms (subject to usual assumptions and qualifications);

                  (ii) the Convertible Notes and Warrants issuable hereunder have been validly created and issued and have the attributes and characteristics contemplated by this agreement;

                  (iii) the execution and delivery of each of the Indentures have been duly authorized by the Company and are each valid and binding agreements upon the Company and upon CIBC Mellon, enforceable in accordance with its terms (subject to the usual assumptions and qualifications) and CIBC Mellon has been duly appointed as trustee under the Note Indenture and warrant agent under the Warrant Indenture;

                  (iv) the Subject Securities have been validly allotted and will be issued as fully paid and non-assessable upon conversion or exercise of the Convertible Notes and Warrants, respectively, in accordance with their terms;

                  (v) the TSE has approved the issuance of the Convertible Notes, Warrants and Subject Securities and the Subject Securities have been conditionally approved for listing on the TSE;

                  (vi) the issue and sale of the Convertible Notes and Warrants have been properly effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus requirements of Ontario securities laws;

                  (vii) the issuance of Common Shares upon the exercise of such Convertible Notes and Warrants in accordance with their terms will in each case be registered or exempt from the prospectus and registration requirements of the applicable securities laws of Ontario and of the United States; and

                  (viii) the Company has been duly incorporated and is validly subsisting under the laws of Canada and has the corporate power and capacity to own its properties and assets and to carry on its business it is as presently carried on.

         In giving the opinions contemplated above, counsel(s) to the Company shall be entitled to rely, where appropriate, upon local counsel and shall be entitled, as to matters of fact not within their knowledge, to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy.

6.       CLOSING
         -------

         Delivery and payment for the Convertible Notes and Warrants will be completed at the offices of McCarthy Tetrault, Suite 4700, Toronto-Dominion Bank Tower, Toronto, Ontario M5K 1E6 at 1:00 p.m. (Toronto time) on the Closing Date or such earlier or later date or time as the Company and we shall mutually agree (the "Time of Closing").

         On the Closing Date, certificates representing the Convertible Notes and Warrants will be available for delivery against payment to the Company of U.S. $10,800,000 in freely transferable United States funds. Such payment is to be made by wire transfer to:

         Beneficiary:                       Crystallex International Corporation
         Account Number:                    4635-082
         Beneficiary Bank:                  Bank of Montreal
                                            595 Burrard Street
                                            Vancouver, BC V7X 1L7
         Transit #:                         00040
         Institution #:                     001
         Routing #:                         026007760 (via Harris Bank
                                            International Corp, New York)
         S.W.F.T. C.O.D.E:                  BOFMCAM2

7.       PROSPECTUS EXEMPTIONS
         ---------------------

         The sale and delivery of the Convertible Notes and Warrants to you is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement.

         You acknowledge and agree that you have not received or been provided with a prospectus, offering memorandum or similar document and that your decision to enter into this subscription agreement and purchase the Convertible Notes and Warrants agreed to be purchased by you has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company. You acknowledge that, to your knowledge, the sale of the Convertible Notes and Warrants was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television or any other advertisement or any general solicitation.

         By your acceptance of this subscription agreement, you represent and warrant to the Company (which representations and warranties shall survive closing) that:

1. you and any beneficial purchaser for whom you are acting are resident in the jurisdiction set out above your signature herein; and

2. the statements made by you in this Subscription Agreement and Schedule "B" hereto are true and correct as at the date thereof.

         In addition, you (or any beneficial purchasers for whom you are acting) covenant and agree to execute and deliver all additional documentation as may be required by applicable securities legislation.

8.       DIRECTED SELLING
         ----------------

         The Investor covenants and agrees that it shall only dispose of Common Shares issuable upon conversion of the Convertible Notes or exercises of the Warrants pursuant to transactions on the AMEX or any other exchange upon which the Common Shares are listed (other than any Canadian stock exchange) and, provided that, in the event that it wishes to arrange a sale of a block of Common Shares (other than through a stock exchange) which represents 5% or more of the issued and outstanding Common Shares of the Company (the "Sale Shares"), the Investor shall first make an offer in writing to the Company to sell the Sale Shares to a person or persons to be designated by the Company (the "Purchaser") at a price and on the same terms and conditions as it wishes to arrange the sale of the Sale Shares. The Purchaser may accept such offer within 24 hours of the receipt of the offer made to the Company failing which the offer shall be deemed to be refused. Following such 24-hour notice, the Investor may then sell the Sale Shares on a basis which is not more advantageous to a buyer than the terms provided to the Company.

9.       RESTRICTION ON ISSUANCE OF SECURITIES
         -------------------------------------

         For a period of 90 days following the effective date of the registration statement referred to in Section 12, the Company will not sell, without the Investor's prior written consent, or offer to sell, any securities (including any credit facilities which are convertible into securities which may be issued at a discount to the then current market price) other than (i) borrowings under credit facilities existing as of the date hereof, (ii) stock issued or credit facilities to be established in connection with acquisitions, employee, and director stock options and compensation plans of the Company, (iii) stock issued pursuant to existing options, rights and warrants of the Company, and (iv) stock issued to consultants and service providers, stock issued in connection with employee termination agreements. In addition, the Company shall not issue during such 90 day period, without the Investor's prior written consent, any securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year contractual hold period or, if not subject to such a hold period, unless the Investor has liquidated the securities acquired hereunder. Notwithstanding the foregoing, the Company may at any time enter into the following types of transactions: (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering); (2) "project financing" transactions which provide for the issuance of non-convertible debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; and (3) an underwritten offering of the Company's Common Shares, provided that if such offering is registered in the United States it provides for the registration of the resale of the Subject Securities unless the resale of such Subject Securities have already been registered with the SEC.

10.      NOTICES
         -------

         (a) Unless herein otherwise expressly provided, a notice to be given hereunder to the Company or to the Investor will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by facsimile transmission (and receipt of such transmission is confirmed in writing):

                  (i)      If to the Company:

                                    Crystallex International Corporation
                                    700 West Pender Street, Suite 902
                                    Vancouver, British Columbia
                                    V6C 1G8

                                    Attention:       Marc J. Oppenheimer,
                                    President and Chief Executive Officer

                                    Facsimile:       604-688-3128

                  with a copy to:

                                    McCarthy Tetrault
                                    Suite 4700
                                    Toronto Dominion Bank Tower
                                    Toronto, Ontario
                                    M5K 1E6

                                    Attention:       David E. Woollcombe
                                    Facsimile:       416-868-0673

                  (ii) If to the Investor, at the address specified on Schedule B.

                  with a copy to:

                                    Global Capital Advisors, LLC
                                    227 King Street
                                    Frederiksted, USVI
                                    00840

                                    Attention:       Lewis N. Lester
                                    Facsimile:       340-719-3974

                  and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the fifth business day following the day of the mailing of the notice.

         (b) The Company or the Investor, as the case may be, may from time to time notify the other in the manner provided in subsection
                  (a) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Company or the Investor, as the case may be, for all purposes of this agreement.

         (c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian or United States postal employees, a notice to be given to the Investor or to the Company hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in subsection (a) by confirmed facsimile transmission.

11.      LIQUIDATED DAMAGES
         ------------------

         (a) The Company shall, and shall use its best efforts to cause CIBC Mellon to, issue and deliver Common Shares without restrictive legends within three AMEX trading days of delivery of a conversion notice under the Note Indenture or notice of exercise of the Warrants under the Warrant Indenture, as applicable (the "Deadline"). Notwithstanding the foregoing, the delivery obligations of the Company above shall be conditioned on (i) the existence and effectiveness of the Registration Statement or the existence of an exemption from the registration requirements of the 1933 Act, and (ii) receipt of materials reasonably requested by the Company from the Investor (which shall not include an opinion of counsel to be delivered by the Company's counsel to CIBC Mellon regarding the effectiveness of such registration statements) to permit the issuance of certificates of Common Shares without restrictive legend or for the Company or the Investor to comply with undertakings set forth herein. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Investor. If for any reason the Company fails to issue such certificates of Common Shares within two AMEX trading days following the Deadline, as compensation, and not as a penalty, the Company agrees to pay liquidated damages to the Investor for such late issuance of such certificates an amount equal to U.S. $500 per each U.S. $100,000 funded per day for each day such certificates are not delivered up to 10 AMEX trading days and U.S. $1,000 per each U.S. $100,000 funded per day for each day thereafter. The Company shall promptly pay the Investor any liquidated damages incurred under this section 11 by wire transfer in immediately available funds to an account designated by the Investor. Nothing herein shall waive the Company's obligations to deliver Common Shares upon a conversion of the Convertible Notes or exercise of the Warrants or limit the Investor's right to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to issue and deliver Common Shares to such Investor consistent with the terms of this agreement and the Note Indenture and Warrant Indenture. The Company agrees that, in addition to any other remedies which may be available to the Investor, including the remedies available under this section, in the event the Company fails for any reason (other than as a result of actions taken by the Investor in breach of this Agreement) to effect delivery to the Investor of certificates as contemplated by this section on or prior to the Deadline, such Investor will be entitled, if prior to the delivery of such certificates, to revoke the conversion notice, or notice of exercise of the Warrants, as applicable, by delivering a notice to such effect to the Company and CIBC Mellon whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to delivery of such conversion notice, or notice of exercise of the Warrants. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

12.      COVENANT TO REGISTER
         --------------------

         (a) For purposes of this Section 12, the following definitions shall apply:

                  (i) The terms "register", "registered" and "registration" refer to a registration under the 1933 Act, enacted by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means the Common Shares issued or issuable upon conversion of the Convertible Notes in accordance with the terms of the
                           Note Indenture or exercise of the Warrants in accordance with the terms of the Warrant Indenture, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Convertible Notes and Warrants (but not the

                           Convertible Notes and Warrants themselves), which (i) have not been resold and (ii) may not yet be resold pursuant to Rule 144 under the 1933 Act.

                  (iii) The term "holder of Registrable Securities" includes the Investor and any permitted assignee of registration rights pursuant to Section 12(h) who holds Convertible Notes and/or Warrants which are convertible or exercisable, as the case may be, into Registrable Securities.

         (b)      (i)      The Company shall, within thirty (30) days following
                           the Closing Date, file a registration statement on Form F-3, or if Form F-3 is not then available, another appropriate form, covering resales of the Registrable Securities including sales thereof under Rule 415 or a successor rule regarding delayed or continuous offerings, and shall use its best efforts to cause such registration statement to become effective within the sooner of (i) 120 days of the Closing Date, (ii) within five (5) business days of a "No-Review" Letter from the Commission or, (iii) the fifth (5th) business day following the day the Commission determines the Registration Statement eligible to be declared effective. The Company will respond, within ten (10) business days of the receipt of comments by the SEC regarding the Registration
                           Statement. In the event the Registration Statement is not filed within such thirty (30) day period, the Company will pay to the Investor, as liquidated damages and not as a penalty, an amount equal to 1% of the outstanding principal amount of the Convertible Notes for which no registration statement has been filed per day until such registration statement has been field. In the event such registration is not so declared effective or does not include all Registrable Securities (whether at the time filed or subsequent to the effective date of such registration statement), a holder of Registrable
                           Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a
                           "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith. The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities.
                           If such registration statement is declared effective with respect to all Registrable Securities, and the Company is in compliance with its obligations under Subsection (c)(i) through (v) hereof, the demand registration rights granted pursuant to this Subsection (b)(i) shall not be applicable. If such registration statement is not declared effective with respect to all Registrable Securities, or if the Company is not in compliance with said obligations, the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities a reasonable opportunity, but not in excess of seven (7) days, to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form F-3, the Company shall register the Registerable Securities on Form F-3 as soon as use of such form is permissible.

                  (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (c)(i) through (v) hereof.


                  (iii) The Company may suspend the effectiveness of any such registration affected pursuant to the Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the SEC and may suspend use of the prospectus including in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the 1933 Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date. Notwithstanding the foregoing, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of a Registration Statement or prevent offerings, sales or distributions by an Investor pursuant to this paragraph (b) above shall in no event exceed thirty (30) days during any 12-month period.

                  (iv) If the Registration Statement is not declared effective within such ninety (90) day period, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to 2% of the outstanding principal amount of the Convertible Notes, prorated, for each thirty (30) day period the Registration Statement is not declared effective by the SEC. Such amount will increase to 3% of the outstanding principal amount of the Convertible Notes in the event that the Registration Statement is not declared effective by the SEC within 150 days of the Closing Date. If the registration statement is not effective within 180 days following the Closing Date, the Company shall redeem the Convertible Notes and Warrants in accordance with their terms. Notwithstanding the foregoing, if the Registration Statement is not declared effective within one hundred eighty days (180) due to events, acts or conditions relating to any or all of Global Capital Advisors, LLC ("GCA"), Colony Park Financial Services, LLC ("CPFS") or the Investor (including without limitation failure of the National Association of Securities Dealers Inc. to approve the compensation to be allowed or paid to CPFS within such ninety (90) day period, if required by the SEC), there will be no liquidated damage penalties. Further, if the Company receives comments from the SEC that relate to any or all of GCA, CPFS, or the Investor, the Company will notify the such party(s) within 24 hours of receipt of the comment from the SEC, and such party(s) will respond to the Company within three (3) business days. In the event of a failure of the party(s) to respond within the three (3) day period (the "Response Deadline"), the ninety (90) day required effective date will be extended by the same number of days as the response extends beyond the Response Deadline.

                  (v) If, following the declaration of effectiveness of the Registration Statement, the Registration Statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading) (a "Registration Default"), other than a reason relating to GCA, CPFS, or the Investor, the Company shall immediately take all necessary steps to cause the Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) business days shall result in the Company incurring a liquidated damage penalty of $1,000 per day, but only if the Investor holds any Convertible Notes, Warrants or Common Shares issued on a conversion of the Notes or exercise of the Warrants.

         (c) Whenever required under this Section to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

                  (i) Promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 14(b)(i), and upon the request of any holder of Registrable Securities keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144.

                  (ii) Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                  (iii) Promptly furnish to each holder of Registrable Securities such numbers of copies of a current prospectus conforming with the requirements of the 1933 Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions in the United States and Canada as the Company may determine is legally required under such "Blue Sky" laws and as shall be reasonably requested by a holder of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances than existing, and use its best efforts to promptly update and/or correct such prospectus.

                  (vi) Furnish, at the request of any holder of Registrable Securities, (1) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and (2) a letter or letters of the Company's independent public accounts in form and substance reasonably satisfactory to the holder and its counsel.

                  (vii) Use its best efforts to list the Registrable Securities covered by such registration statement on the Exchanges;

                  (viii) Makes available for inspection by the holder of Registrable Securities, upon request, all documents listed by the Company with the SEC filed subsequent to the Closing and require the Company's officers and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement, subject to appropriate arrangements for confidentiality.

         (d) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The Investor shall provide such data on the Closing Date. The intended method of disposition (Plan of Distribution) of such securities as so provided by the Investor shall be included without substantial alteration in the Registration Statement covering the Registrable Securities and shall not be changed in any material respect without the prior written consent of the Investor provided that the Company is not required to include such information in a registration statement or proceed with registering the Registrable Securities hereunder to the extent that any information or other material provided to the Company by the Investor hereunder is untrue in any material respect and further provided that the Investor shall include such modifications to the Plan of Distribution as shall, in the reasonable opinion of the Company, be necessary to ensure compliance with the 1933 Act, comments of SEC's staff on the Registration Statement, the Exchange Act, applicable "Blue Sky" laws, or securities laws of other applicable countries.

         (e)      (i)      The Company shall indemnify, defend and hold harmless
                           each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (such, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses
                           ("Liabilities") to which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission is made in strict conformity with information furnished by or on behalf of such indemnified party in writing specifically for use in the preparation thereof, provided further that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder failed to deliver, to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof, a prospectus that would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

                  (ii) In the event of any registration under the 1933 Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities in which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that such holders will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder or its agent specifically for use in the preparation thereof, (c) the failure to follow any Plan of Distribution as set forth in (d), or (D) failure to deliver an amended or supplemented prospectus prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

                  (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defence thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defences available to it which are different from or additional to those available to the indemnifying party or if the interest of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. In clarification of the foregoing, if the Company is the indemnifying party it shall pay the reasonable expenses and fees of one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense, to be represented by counsel of its own selection.

         (f)      (i)      With respect to the inclusion of Registrable
                           Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company (the
                           "Company's Registration Expenses"), provided, however, that any Selling Shareholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration (the "Selling Shareholder's Expenses").

                  (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection
                           (f) shall include, without limitation, all registration, filing and exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with applicable state securities or Blue Sky laws of any jurisdiction or jurisdictions in the United States in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to counsel for the holders of Registrable Securities its documents and personnel for due diligence purposes. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders. The Company shall pay the reasonable fees and expenses of one counsel for the Investor in connection with registration of the Registrable Securities.

         (g) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

        (h) If at any time after the date hereof but before the filing of the registration statement required to be filed pursuant to
                  Section 12(b)(i) above, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 12(b)(i)), on an underwritten basis (either best-efforts or firm-commitment), then the Company will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 12(h). Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Company's Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this paragraph shall relieve the Company of its obligation to effect any registration otherwise required pursuant to this Agreement. The Company will pay all Company's Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 12(h), and the holder of Registrable Securities electing to sell their Registrable Securities under this Section 12(h) shall pay all Selling Shareholder's Expenses. The right provided the holders of the Registrable Securities pursuant to this Section 12(h) shall be exercisable at their sole discretion. If the managing underwriter of the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second Registrable Securities and securities of other selling securityholders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's Common Shares. Notwithstanding the foregoing, the incidental registration rights provided under this paragraph shall not apply to any underwritten offering to be registered exclusively outside of the United States, nor shall they apply in the event that the Corporation has filed the registration statement contemplated in Section 12(b)(i).

13.      CONSENT TO JURISDICTION AND SERVICE OF PROCESS
         ----------------------------------------------

         The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this agreement or the Indentures or the Convertible Notes or Warrants may be instituted in any state or federal court in New York City and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company hereby irrevocably designates and appoints Prentice Hall Corporate Service ("PH") as the Company's authorized agents to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon PH (or any successor) at its office at 15 Columbus Circle, New York, New York 10023 (or such other address in the Borough of Manhattan, New York City, as the Company may designate by written notice to the trustee under the Indentures) and written notice of such service to the Company marked or delivered to PH at its address set forth herein shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Nothing in this
Section 13 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of PH in full force and effect so long as this agreement or any of the Convertible Notes or Warrants shall be outstanding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the Convertible Notes or Warrants, to the extent permitted by law. The Company covenants to forthwith make all appropriate arrangements to appoint PH for the purposes of the foregoing. If the Company and PH are unable to agree on terms for the appointment of PH in such capacity within thirty (30) days, the Company shall forthwith make arrangements for the appointment of another agent reasonably acceptable to the Investor for such purposes.

14.      CONVERSION OF CURRENCY
         ----------------------

         (a) The Company shall indemnify the Investor against, and the Investor shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or enforced in respect of the non-payment by the Company of any amount due under or pursuant to this agreement or the Indentures arises from any variation in rates of exchange between United States dollars and the currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount. The indemnity shall apply irrespective of any indulgence granted to the Company from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of the Company and any amount due from the Company under this Section 16 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this agreement.

         (b) The term "rate(s) of exchange" shall mean the rate, quoted at noon for transactions in excess of $1,000,000, at which the Investor is able or would have been able on the relevant date to purchase at Morgan Guaranty Trust Company of New York at its main branch in New York City, United States dollars with the judgment currency other than United States dollars referred to in subsection (a) above and includes any premiums and costs of exchange payable.

15.      GOVERNING LAW
         -------------

         This agreement (together with the Schedules and attachments hereto which are incorporated herein by reference) is governed by the laws of the Province of Ontario and the laws of Canada applicable therein. By your acceptance of this subscription agreement, you irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

         If the foregoing is in accordance with your understanding, please sign and return to the undersigned the enclosed copy of this subscription agreement.

                                       Yours very truly,

                                       CRYSTALLEX INTERNATIONAL CORPORATION

                                       By: /s/ Daniel R. Ross
                                          --------------------------------------
                                               Daniel R. Ross
                                               Executive Vice President

TO: CRYSTALLEX INTERNATIONAL CORPORATION


     We accept the foregoing and agree to be bound by the terms set forth herein.

     DATED this 25th day of September, 2002.

     Purchase price per U.S. $1,000 principal
     amount of Convertible Notes                     U.S. $     1,000
                                                           ----------------

     Total purchase price:                           U.S. $     3,500,000
                                                           ----------------



     Name and Address of Investor:       GCA Strategic Investment Fund Limited
                                         ---------------------------------------
                                         (full legal name of Investor)

                                         c/o Prime Management Limited
                                         Mechanics Building
                                         12 Church Street
                                         Hamilton, HM 11
                                         Bermuda
                                         ---------------------------------------
                                         (address)

                                         1-441-295-3926
                                         ---------------------------------------
                                         (facsimile number)

                                         Bermuda
                                         ---------------------------------------
                                         Jurisdiction of Incorporation/Formation

                                         /s/ Lewis N. Lester            DIRECTOR
                                         ---------------------------------------
                                         By:      (signature/position)

TO: CRYSTALLEX INTERNATIONAL CORPORATION


     We accept the foregoing and agree to be bound by the terms set forth herein.

     DATED this 25th day of September, 2002.

     Purchase price per U.S. $1,000 principal
     amount of Convertible Notes                     U.S. $     1,000
                                                           ----------------

     Total purchase price:                           U.S. $     5,700,000(1)
                                                           ----------------



     Name and Address of Investor:       Riverview Group, LLC
                                         ---------------------------------------
                                         (full legal name of Investor)

                                         666 Fifth Avenue
                                         8th Floor
                                         New York, New York
                                         10103
                                         ---------------------------------------
                                         (address)

                                         (212) 841-6302
                                         ---------------------------------------
                                         (facsimile number)


                                         ---------------------------------------
                                         Jurisdiction of Incorporation/Formation

                                         /s/ Terry Feeney
                                         ---------------------------------------
                                         By:      (signature/position)
                                                  Terry Feeney
                                                  Chief Operating Officer
-----------------
(1) Investor to have the option to purchase an additional U.S. $1.6 million principal amount of Convertible Notes on the same terms and conditions until 5:00pm (Toronto Time) on October 25, 2002.

                                  SCHEDULE "A"

                      CRYSTALLEX INTERNATIONAL CORPORATION

1. DELIVERY - upon closing, please deliver the certificates evidencing Convertible Notes and Warrants to the following:

GCA  Strategic Investment Fund Limited, Mechanics Bldg, 12 Chruch Street,
--------------------------------------------------------------------------------
Hamilton Bermuda HM-11
--------------------------------------------------------------------------------

CONTACT: John Kelly                           TELEPHONE: 441-295-0329
       ---------------------------------------         -------------------------

2. REGISTRATION - registration of certificates which are to be delivered at closing should be made as follows (must also include a facsimile transmission number for the purposes of receiving certain notices):

GCA  Strategic Investment Fund Limited
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. CLOSING - The undersigned will be represented at the closing as follows:

Name of Representative:
                      ----------------------------------------------------------

Office Held:
           ---------------------------------------------------------------------

Name of Company:
               -----------------------------------------------------------------

4. We acknowledge that we will deliver to the Corporation all such additional completed forms in respect of our purchase of Convertible Notes and Warrants of Crystallex International Corporation as may be required for filing with the appropriate securities and regulatory authorities.

5. We acknowledge that no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the purchase of the Convertible Notes, the Warrants or the Common Shares issuable on conversion or exercise thereof.

    DATE: 9/25/02                         GCA  Strategic Investment Fund Limited
        ----------------------------      ----------------------------------
                                          (name of purchaser)


                                      By: /s/ Lewis N. Lester
                                          ----------------------------------
                                                       (signature)
                                           DIRECTOR
                                          ----------------------------------
                                                       (position)

                                      -A2-

                      SCHEDULE "B" - REGULATION S INVESTORS

To:          Crystallex International Corporation
             700 West Pender Street, Suite 902
             Vancouver, British Columbia

             V6C 1G8

Dear Sirs:

         In connection with its purchase of Convertible Notes and Warrants and Common Shares issuable upon the conversion of the Convertible Notes and the exercise of the Warrants (collectively, the "Securities") of Crystallex International Corporation ("the Company"), the undersigned confirms to you that:

         (a) the undersigned is duly authorized and empowered to enter into, execute and deliver and perform this Subscription Agreement and related documents, and the person executing and delivering this Subscription Agreement and Schedules B and C thereto on behalf of the undersigned is duly authorized and empowered to do so. This Subscription Agreement and related documents have been duly and validly executed, issued, and delivered and constitutes the legal, valid and binding obligations of the undersigned, enforceable in accordance with their terms.

         (b) it (he or she, as applicable) is an "accredited investor" as that term is defined under Rule 501(a) under the Securities Act of 1933 ("1933 Act") for one or more of the following reasons (PLEASE CHECK ONE OR MORE REASONS, AS APPLICABLE):

         ____  (A)         If an individual, his/her individual net worth, or
                           joint net worth with his/her spouse, at the time of this purchase exceeds US$1,000,000

         ____  (B)         If an individual, he/she had an individual income in
                           excess of US$200,000 in each of the two most recent years or joint income with his/her spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

         ____  (C)         If an individual, he/she is an executive officer or
                           director of the Company

         ____  (D)         It is an organization described in section 501(c)(3)
                           of the U.S. Internal Revenue Code, corporation,
                           Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000

         ____  (E)         It is a trust, with total assets in excess of
                           US$5,000,000, not formed for the specific purpose of
                           acquiring the securities offered, whose purchase is
                           directed by a sophisticated person who, either alone
                           or with his purchaser representative(s), has such
                           knowledge, sophistication and experience in financial
                           and business matters that he is capable of
                           evaluating the merits and risks of the prospective
                           investment (Please describe basis):
                                                             -------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

         ____  (F)         It is a bank as defined in section 3(a)(2) of the
                           1933 Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the U.S. Securities
                           Exchange Act of 1934 ("Exchange Act"); an insurance company as defined in section 2(13) of the 1933 Act;
                           an investment company registered under the U.S.
                           Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small
                           Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the U.S. Employee Retirement
                           Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.
                           $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

         ____  (G)         It is a private business development company as
                           defined in section 202(a)(22) of the U.S. Investment
                           Advisers Act of 1940
          XX
         ____  (H)         It is an entity in which all of the equity owners are
                           accredited investors

         (c) It is purchasing the Securities for its own account and not with a view to any resale, distribution or other disposition of the Securities in any transaction that would be in violation of the securities laws of the United States or any state thereof;

         (d) Except for fees paid by the Company to Colony Park Financial Services, LLC in connection with the purchase of the Securities, no fees, commissions or other payments have been made to any broker, dealer, investment adviser or other such entity not registered under the Exchange Act and applicable state securities laws. The Investor was not formed for the specific purpose of acquiring any of the Securities.

         (e)      The undersigned:

                                      -B2-

                  (i) is not a U.S. Person (as defined in Regulation S ("Regulation S") under the 1933 Act) and is not purchasing the Convertible Notes and Warrants for the account of or the benefit of a U.S. Person;

                  (ii) was not offered the Convertible Notes and Warrants in the United States (as defined in Regulation S); and

                  (iii) did not execute or deliver this agreement in the United States.

         (f) The purchase of the Convertible Notes and Warrants has not been made through or as a result of, and the distribution of the Convertible Notes and Warrants is not being accompanied by, any directed selling efforts (as defined in Regulation S) in the United States, including, without limitation, any advertisement in printed public media, radio, television or telecommunications including electronic display such as the Internet.

         (g) The Convertible Notes may not be converted and the Warrants may not be exercised by or on behalf of any U.S. Person (as defined in Regulation S) unless registered under the 1933 Act or where an exemption from such registration is available, and the undersigned understands that the certificate for the Convertible Notes and Warrants will contain legends to such effect. The undersigned also understands that each person converting a Convertible Note or exercising a Warrant is required to give the Company, in form and substance satisfactory to the Company: (i) written certification that he is not a U.S. Person and the Convertible Notes are not being converted, or the Warrants are not being exercised, on behalf of a U.S. Person or (ii) a written opinion of counsel to the effect that such conversion or exercise have been registered under the 1933 Act or are exempt from registration under the 1933 Act.

         (h) The Convertible Notes may not be converted and the Warrants may not be exercised within the United States, and the Common Shares may not be delivered within the United States upon such exercise, other than in offshore transactions (as defined in Regulation S), unless such exercise or conversion is registered under the 1933 Act or is exempt from registration.

         (i) No prospectus or "offering memorandum" has been delivered to the undersigned in connection with the purchase of the Convertible Notes and Warrants.

         (j) In purchasing the Convertible Notes and Warrants, the undersigned has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or Colony Park Financial Services or any other person associated therewith. The undersigned acknowledges that the decision to purchase the Convertible Notes and Warrants was made solely on the basis of publicly available information, and it is not purchasing Convertible Notes and Warrants with knowledge of material information concerning the Company which has not been generally disclosed.

         (k) It agrees that it may offer, sell or otherwise transfer such securities, or securities issuable upon the exercise or conversion of such securities (other than pursuant to an effective registration statement under the 1933 Act), only if:

                                      -B3-

                  (i)     the sale is to the Company; or

                  (ii) the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the 1933 Act; or

                  (iii) the sale is made pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder; or

                  (iv) the securities are sold in such other transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities; and

in connection with (ii), (iii), and (iv), above, the undersigned furnishes to the Company any opinion of counsel, reasonably satisfactory to the Company, to that effect.

         (l) Each of its covenants, agreements, representations, and warranties contained in the Subscription Agreement are true and correct and are incorporated herein.

         (m) It is fully aware of the Company's current and proposed business and prospects, has been given and has reviewed a copy of the Company's Annual Report on Form 20-F for the year ended December 31, 2001 and its Reports on Form 6-K submitted subsequent to the filing of the Form 20-F, and the undersigned has had a sufficient opportunity to ask questions of the Company's executive officers and review all material concerning the Company that it deems necessary in order to make an informed investment decision to acquire the securities.

         (n) It acknowledges that the Convertible Notes, the Warrants and the Common Shares have not been registered under the 1933 Act or applicable state securities laws on the ground that the sale of the securities to the undersigned is exempt from registration thereunder. The undersigned further acknowledges that the Company's reliance on such exemptions is, in part, based upon the representations, warranties, confirmations and statements of the undersigned in this Schedule B and in Schedule C and the Subscription Agreement and that the residence and principal office of the undersigned is at the location listed on the signature page to the Subscription Agreement. The undersigned hereby agrees to indemnify the Company, its directors, officers and agents from and against all losses, claims, costs, expenses, damages and liabilities which they may incur or suffer caused by prior reliance thereon.

         (o) It acknowledges and agrees that the Common Shares issued in conversion of the Convertible Notes or exercise of the Warrants may not be resold by it on any Canadian stock exchange for a period of four months following the date of acquisition of the Convertible Notes or Warrants, as the case may be.

         (p) The Investor's investment advisor has participated in the negotiation and review of all of the documents relating to the purchase of the Securities and understands their terms.

         (q) All of the information, representations, warranties, covenants, confirmations, and statements provided by or on behalf of the undersigned in the Subscription Agreement and in Schedules B and C thereto shall survive Closing.

                                      -B4-

         (r) The Investor is a Bermuda corporation with its principal office in Bermuda as set out below.

Dated:   September 25, 2002

                                        GCA Strategic Investment Fund Limited
                                        ---------------------------------------
                                        Name of Investor

                                    By: /s/ Lewis N. Lester
                                        ----------------------------------------
                                        Name: Lewis N. Lester

                                        Address: Mechanics Building
                                                 12 Church Street
                                                 Hamilton, HM-11
                                                 Bermuda

                                      -B5-

                                  SCHEDULE "C"

                           THE TORONTO STOCK EXCHANGE

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or which are convertible into listed securities.

                                  QUESTIONNAIRE

1. DESCRIPTION OF TRANSACTION

   (a)  Name of issuer of the Securities:   Crystallex International Corporation
                                        ----------------------------------------

   (b)  Number and Class of Securities to be Purchased:U.S.$3.5m  4% Convertible
                                                      --------------------------
        Notes and  448,564 Warrants
   -----------------------------------------------------------------------------

   (c) Purchase Price:   U.S. $1,000 per U.S. $1000 principal amount of Notes
                     -----------------------------------------------------------

2. DETAILS OF PURCHASER

   (a) Name of Purchaser:  GCA  Strategic Investment Fund Limited
                        -----------------------------------------

   (b) Address: Mechanics Building, 12 Church Street,
              ---------------------------------------------------
                Hamilton, HM-11 Bermuda
    -------------------------------------------------------------

   (c) Names and Addresses of persons having a greater than 10% beneficial interest in the purchaser:

--------------------------------------------------------------------------------
                                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. RELATIONSHIP TO ISSUER

   (a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c) qualifies as an insider:

--------------------------------------------------------------------------------
                                       No
--------------------------------------------------------------------------------

   (b) If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details:

--------------------------------------------------------------------------------
                                       No
--------------------------------------------------------------------------------

4. DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

   Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:
              ------------------------------------------------------------------
                Sold 1,828,900 Common Shares between US $1.30 and US $2.33.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   UNDERTAKING

TO:      The Toronto Stock Exchange

The undersigned has subscribed for an agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT                               GCA Stategic Investment Fund Limited
                                       -----------------------------------------
                                              (Name of Purchaser - please print)


this 25th day of September, 2002       /s/ Lewis N. Lester
                                       -----------------------------------------
                                                          (Authorized Signature)

                                       DIRECTOR
                                       -----------------------------------------
                                              (Official Capacity - please print)

                                       Lewis N. Lester
                                       -----------------------------------------
                                       (please print here name of individual
                                       whose signature appears above, if
                                       different from name of purchaser printed above)

                                      -C2-

                                  SCHEDULE "A"

                      CRYSTALLEX INTERNATIONAL CORPORATION

1. DELIVERY - upon closing, please deliver the certificates evidencing Convertible Notes and Warrants to the following:

Riverview Group, LLC
--------------------------------------------------------------------------------
666 5th Avenue, 8th Floor New York, NY 10103
--------------------------------------------------------------------------------

CONTACT: Dan Cordella                         TELEPHONE: (212) 841-4176
       ---------------------------------------         -------------------------

2. REGISTRATION - registration of certificates which are to be delivered at closing should be made as follows (must also include a facsimile transmission number for the purposes of receiving certain notices):

Riverview Group, LLC
--------------------------------------------------------------------------------
666 5th Avenue, 8th Floor
--------------------------------------------------------------------------------
New York, NY  10103
--------------------------------------------------------------------------------

3. CLOSING - The undersigned will be represented at the closing as follows:

Name of Representative: N.A.
                      ----------------------------------------------------------

Office Held: N.A.
           ---------------------------------------------------------------------

Name of Company: N.A.
               -----------------------------------------------------------------

4. We acknowledge that we will deliver to the Corporation all such additional completed forms in respect of our purchase of Convertible Notes and Warrants of Crystallex International Corporation as may be required for filing with the appropriate securities and regulatory authorities.

5. We acknowledge that no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the purchase of the Convertible Notes, the Warrants or the Common Shares issuable on conversion or exercise thereof.

    DATE: 9/25/02                             Riverview Group, LLC
        --------------------------------      ----------------------------------
                                              (name of purchaser)


                                          By: /s/ Terry Feeney
                                              ----------------------------------
                                                           (signature)
                                              Chief Operating Officer
                                              ----------------------------------
                                                            (position)

                                      -A2-

                      SCHEDULE "B" - REGULATION D INVESTORS

To:          Crystallex International Corporation
             700 West Pender Street, Suite 902
             Vancouver, British Columbia
             V6C 1G8

Dear Sirs:

         In connection with its purchase of Convertible Notes and Warrants and Common Shares issuable upon the conversion of the Convertible Notes and the exercise of the Warrants (collectively, the "Securities") of Crystallex International Corporation ("the Company"), the undersigned confirms to you that:

         (a) the undersigned is duly authorized and empowered to enter into, execute and deliver and perform this Subscription Agreement and related documents, and the person executing and delivering this Subscription Agreement and Schedules B and C thereto on behalf of the undersigned is duly authorized and empowered to do so. This Subscription Agreement and related documents have been duly and validly executed, issued, and delivered and constitutes the legal, valid and binding obligations of the undersigned, enforceable in accordance with their terms.

         (b) it (he or she, as applicable) is an "accredited investor" as that term is defined under Rule 501(a) under the Securities Act of 1933 ("1933 Act") for one or more of the following reasons (PLEASE CHECK ONE OR MORE REASONS, AS APPLICABLE):

         ____  (A)         If an individual, his/her individual net worth, or
                           joint net worth with his/her spouse, at the time of this purchase exceeds US$1,000,000

         ____  (B)         If an individual, he/she had an individual income in
                           excess of US$200,000 in each of the two most recent years or joint income with his/her spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

         ____  (C)         If an individual, he/she is an executive officer or
                           director of the Company

         ____  (D)         It is an organization described in section 501(c)(3)
                           of the U.S. Internal Revenue Code, corporation,
                           Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000

         ____  (E)         It is a trust, with total assets in excess of
                           US$5,000,000, not formed for the specific purpose of
                           acquiring the securities offered, whose purchase is
                           directed by a sophisticated person who, either alone
                           or with his purchaser representative(s), has such
                           knowledge, sophistication and experience in financial
                           and business matters that he is capable of
                           evaluating the merits and risks of the prospective
                           investment (Please describe basis):
                                                             -------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

         ____  (F)         It is a bank as defined in section 3(a)(2) of the
                           1933 Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the U.S. Securities
                           Exchange Act of 1934 ("Exchange Act"); an insurance company as defined in section 2(13) of the 1933 Act;
                           an investment company registered under the U.S.
                           Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small
                           Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the U.S. Employee Retirement
                           Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.
                           $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

         ____  (G)         It is a private business development company as
                           defined in section 202(a)(22) of the U.S. Investment
                           Advisers Act of 1940
          XX
         ____  (H)         It is an entity in which all of the equity owners are
                           accredited investors


         (c) It is purchasing the Securities for its own account and not with a view to any resale, distribution or other disposition of the Securities in any transaction that would be in violation of the securities laws of the United States or any state thereof;

         (d) No fees, commissions or other payments have been made to any broker, dealer, investment adviser or other such entity not registered under the Exchange Act and applicable state securities laws. The Investor was not formed for the specific purpose of acquiring any of the Securities.

         (e) The purchase of the Convertible Notes and Warrants has not been made through or as a result of, and the distribution of the Convertible Notes and Warrants is not being accompanied by, any general advertising or solicitation, including, without limitation, any advertisement in printed public media, radio, television or telecommunications including electronic display such as the Internet, any general mailing, leaflet, public promotional meeting,

                                      -B2-
newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance. Prior to its consideration of the transactions contemplated hereby, the undersigned had a pre-existing personal or business relationship with either the Company or with a broker or agent (or a principal thereof) acting on behalf of the Company.

         (f) The Convertible Notes may not be converted and the Warrants may not be exercised unless registered under the 1933 Act or where an exemption from such registration is available, and the undersigned understands that the certificate for the Convertible Notes and Warrants will contain legends to such effect. The undersigned also understands that each person converting a Convertible Note or exercising a Warrant is required to give the Company, in form and substance satisfactory to the Company a written opinion of counsel to the effect that such conversion or exercise have been registered under the 1933 Act or are exempt from registration under the 1933 Act.

         (g) No prospectus or "offering memorandum" has been delivered to the undersigned in connection with the purchase of the Convertible Notes and Warrants.

         (h) In purchasing the Convertible Notes and Warrants, the undersigned has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or Colony Park Financial Services or any other person associated therewith. The undersigned acknowledges that the decision to purchase the Convertible Notes and Warrants was made solely on the basis of publicly available information, and it is not purchasing Convertible Notes and Warrants with knowledge of material information concerning the Company which has not been generally disclosed. The undersigned acknowledges that the Company has made available to the undersigned the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the undersigned considers relevant or appropriate in connection with entering into this Agreement.

         (i) It agrees that it may offer, sell or otherwise transfer such securities, or securities issuable upon the exercise or conversion of such securities (other than pursuant to an effective registration statement under the 1933 Act), only if:

                  (i)      the sale is to the Company; or

                  (ii) the sale is made pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder; or

                  (iii) the securities are sold in such other transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities; and

in connection with (ii), (iii), and (iii), above, the undersigned furnishes to the Company any opinion of counsel, reasonably satisfactory to the Company, to that effect.

                                      -B3-

         (j) Each of its covenants, agreements, representations, and warranties contained in the Subscription Agreement are true and correct and are incorporated herein.

         (k) It is fully aware of the Company's current and proposed business and prospects, has been given and has reviewed a copy of the Company's Annual Report on Form 20-F for the year ended December 31, 2001 and its Reports on Form 6-K submitted subsequent to the filing of the Form 20-F, and the undersigned has had a sufficient opportunity to ask questions of the Company's executive officers and review all material concerning the Company that it deems necessary in order to make an informed investment decision to acquire the securities.

         (l) It acknowledges that the Convertible Notes, the Warrants and the Common Shares have not been registered under the 1933 Act or applicable state securities laws on the ground that the sale of the securities to the undersigned is exempt from registration thereunder. The undersigned further acknowledges that the Company's reliance on such exemptions is, in part, based upon the representations, warranties, confirmations and statements of the undersigned in this Schedule B and in Schedule C and the Subscription Agreement and that the residence and principal office of the undersigned is at the location listed on the signature page to the Subscription Agreement. The undersigned hereby agrees to indemnify the Company, its directors, officers and agents from and against all losses, claims, costs, expenses, damages and liabilities which they may incur or suffer caused by prior reliance thereon.

         (m) It acknowledges and agrees that the Common Shares issued in conversion of the Convertible Notes or exercise of the Warrants may not be resold by it on any Canadian stock exchange for a period of four months following the date of acquisition of the Convertible Notes or Warrants, as the case may be.

         (n) The Investor's investment advisor has participated in the negotiation and review of all of the documents relating to the purchase of the Securities and understands their terms.

         (o) The Investor (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, (iii) can afford a complete loss of its investment in the Securities and (iv) has adequate means of providing for its current needs. If the Investor is a New York resident, or has its principal place of business in new York, its acknowledges that it is an "institutional investor" for purposes of Section 359-3(a) of the New York General Business Law, Chapter 20,
Article 23-A.

         (p) All of the information, representations, warranties, covenants, confirmations, and statements provided by or on behalf of the undersigned in the Subscription Agreement and in Schedules B and C thereto shall survive Closing.

                                      -B4-

Dated:   September 25, 2002

                                                 Riverview Group, LLC
                                                 -------------------------------
                                                 Name of Investor

                                       By:       /s/ Terry Feeney
                                                 -------------------------------
                                                 Name: Terry Feeney

                                                 Address: 666 5th Avenue, 8th Fl
                                                          New York, NY  10103

                                      -B5-

                                  SCHEDULE "C"

                           THE TORONTO STOCK EXCHANGE

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or which are convertible into listed securities.

                                  QUESTIONNAIRE

1. DESCRIPTION OF TRANSACTION

   (a)  Name of issuer of the Securities:   Crystallex International Corporation
                                        ----------------------------------------

   (b)  Number and Class of Securities to be Purchased:U.S. $5.7M 4% Convertible
                                                      --------------------------
        Notes and 730,519 Warrants
   -----------------------------------------------------------------------------

   (c) Purchase Price:   U.S. $1,000 per U.S. $1000 principal amount of Notes
                     -----------------------------------------------------------

2. DETAILS OF PURCHASER

   (a) Name of Purchaser: Riverview Group, LLC
                        -------------------------------------

   (b) Address:    666 5th Avenue, 8th Floor
              -----------------------------------------------
                   New York, NY  10103
    ---------------------------------------------------------

   (c) Names and Addresses of persons having a greater than 10% beneficial interest in the purchaser:

   Millennium Partners, L.P. c/o Millennium Management, LLC
--------------------------------------------------------------------------------
   666 5th Avenue, 8th Floor, NY, NY 10103
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. RELATIONSHIP TO ISSUER

   (a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c) qualifies as an insider:

--------------------------------------------------------------------------------
                                       No
--------------------------------------------------------------------------------

   (b) If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details:

--------------------------------------------------------------------------------
                                       No
--------------------------------------------------------------------------------

4. DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

   Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:
              ------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      NONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   UNDERTAKING

TO:      The Toronto Stock Exchange

The undersigned has subscribed for an agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT                                Riverview Group, LLC
                                       -----------------------------------------
                                              (Name of Purchaser - please print)

this 25th day of September, 2002        /s/ Terry Feeney
                                       -----------------------------------------
                                                          (Authorized Signature)
                                        Chief Operating Officer
                                       -----------------------------------------
                                              (Official Capacity - please print)


                                       Terry Feeney
                                       -----------------------------------------
                                       (please print here name of individual
                                       whose signature appears above, if
                                       different from name of purchaser printed above)

                                      -C2-